Exhibit 10.50
SIXTH LOAN MODIFICATION AGREEMENT
     This Sixth Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of August 30, 2010, by and among SILICON VALLEY BANK, a California corporation (“SVB”), as collateral agent (the “Collateral Agent”) for the Lenders and administrative agent (the “Administrative Agent”) for the Lenders (Collateral Agent and Administrative Agent are collectively the “Agent”), and the Lenders listed on Schedule 1.1 to the Loan Agreement (as defined below) and otherwise party hereto, including, without limitation, SVB and JPMORGAN CHASE BANK, N.A. (“JPMorgan”) (SVB and JPMorgan are, collectively, the “Joint Bookrunners”) and GAIN CAPITAL HOLDINGS, INC., a Delaware corporation (“Borrower”).
1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to the Lenders, Borrower is indebted to the Lenders pursuant to a loan arrangement dated as of March 29, 2006, evidenced by, among other documents, a certain Loan and Security Agreement dated as of March 29, 2006, among Borrower and the Lenders, as amended by a certain First Loan Modification Agreement dated as of October 16, 2006, as further amended by a certain Second Loan Modification Agreement dated as of March 20, 2007, as further amended by a certain Third Loan Modification Agreement dated as of June 6, 2007, as further amended by a certain Fourth Loan Modification Agreement dated as of March 18, 2008, and as further amended by a certain Fifth Loan Modification Agreement dated as of June 18, 2009, between Borrower and Lenders (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.
2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Agent, for the ratable benefit of the Lenders, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.
3. DESCRIPTION OF CHANGE IN TERMS.
     A. Modifications to Loan Agreement.
1.	The Loan Agreement shall be amended by deleting the following text appearing in Section 2.3 thereof:
“	(b) Interest Rate.
     (i) Credit Extensions (other than Advances). Each Credit Extension (other than Advances) shall bear interest on the outstanding principal amount thereof from the date when made, continued or converted until paid in full at a rate per annum equal to the greater of (A) four and three-quarters of one percent (4.75%), and (B) the Prime Rate plus the Prime Rate Margin or the LIBOR Rate plus the LIBOR Rate Margin, as the case may be. On and after the expiration of any Interest Period applicable to any LIBOR Credit Extension outstanding on the date of occurrence of an Event of Default or acceleration of the Obligations, the Effective Amount of such LIBOR Credit Extension shall, during the continuance of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Default Rate (as defined below). Pursuant to the terms hereof, interest on each Credit Extension (other than Advances) shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of any Credit Extension (other than Advances) pursuant to this Agreement for the portion of any Credit Extension (other than Advances) so prepaid and upon payment (including prepayment) in full thereof. All accrued but unpaid interest on the Credit Extensions (other than Advances) shall be due and payable on the Term Loan Maturity Date.
     (ii) Advances. Subject to Section 2.3(c), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the greater of (A) four and three-quarters of one percent (4.75%), and (B) three quarters of one percentage point (0.75%) above the Prime Rate, which interest shall be payable monthly in accordance with Section 2.3(g) below.”
and inserting in lieu thereof the following:
“	(b) Interest Rate.
     (i) Credit Extensions (other than Advances). Each Credit Extension (other than Advances) shall bear interest on the outstanding principal amount thereof from the date when made, continued or converted until paid in full at a rate per annum equal to the Prime Rate plus the Prime Rate Margin or the LIBOR Rate plus the LIBOR Rate Margin, as the case may be. All accrued but unpaid interest on the Credit Extensions (other than Advances) shall be due and payable on the Term Loan Maturity Date.
     (ii) Advances. Subject to Section 2.3(c), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the Prime Rate plus the Prime Rate Margin or the LIBOR Rate plus the LIBOR Rate Margin, as the case may be. All accrued but unpaid interest on the Advances shall be due and payable on the Revolving Line Maturity Date.
     (iii) General Provisions. On and after the expiration of any Interest Period applicable to any LIBOR Credit Extension outstanding on the date of occurrence of an Event of Default or acceleration of the Obligations, the Effective Amount of such LIBOR Credit Extension shall, during the continuance of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Default Rate (as defined below). Pursuant to the terms hereof, interest on each Credit Extension shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of any Credit Extension pursuant to this Agreement for the portion of any Credit Extension (so prepaid and upon payment (including prepayment) in full thereof.”
2.	The Loan Agreement shall be amended by deleting the following appearing as Section 3.4 thereof:
“	3.4 Procedure for the Borrowing of Credit Extensions.
     (a) Subject to the prior satisfaction of all other applicable conditions to the making of a Credit Extension (other than Advances) set forth in this Agreement, each Credit Extension (other than an Advance) shall be made upon Borrower’s irrevocable written notice delivered to Agent in the form of a Notice of Borrowing, each executed by a Responsible Officer of Borrower or his or her designee or without instructions if the Credit Extensions (other than Advances) are necessary to meet Obligations which have become due. Agent may rely on any telephone notice given by a person whom Agent believes is a Responsible Officer or designee. Borrower will indemnify Lenders for any loss Lenders suffer due to such reliance by Agent. Such Notice of Borrowing must be received by Agent prior to 11:00 a.m. Eastern time, (i) at least three (3) Business Days prior to the requested Funding Date, in the case of LIBOR Credit Extensions, and (ii) at least one (1) Business Day prior to the requested Funding Date, in the case of Prime Rate Credit Extensions, specifying:
               (i) the amount of the Credit Extension (other than Advances), which, if a LIBOR Credit Extension is requested, shall be in an aggregate minimum principal amount of $1,000,000 or in any integral multiple of $1,000,000 in excess thereof;
               (ii) the requested Funding Date; and
               (iii) whether the Credit Extension (other than Advances) is to be comprised of LIBOR Credit Extensions or Prime Rate Credit Extensions.
          (b) The proceeds of all such Credit Extensions (other than Advances) will then be made available to Borrower on the Funding Date by Lenders by transfer to the Designated Deposit Account and, subsequently, by wire transfer to such other account as Borrower may instruct in the Notice of Borrowing. No Credit Extensions (other than Advances) shall be deemed made to Borrower, and no interest shall accrue on any such Credit Extension (other than Advances), until the related funds have been deposited in the Designated Deposit Account.
          (c) Advances. Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, to obtain an Advance, Borrower shall notify Agent (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 3:00 p.m. Eastern time on the Funding Date of the Advance. Together with any such electronic or facsimile notification, Borrower shall deliver to Agent by electronic mail or facsimile a completed Payment/Advance Form executed by a Responsible Officer or his or her designee. Agent may rely on any telephone notice given by a person whom Agent believes is a Responsible Officer or designee. Lenders shall, in accordance with Section 2.1.2(a), credit Advances to the Designated Deposit Account. Agent may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due.”
and inserting in lieu thereof the following:
“	3.4 Procedure for the Borrowing of Credit Extensions.
          (a) Subject to the prior satisfaction of all other applicable conditions to the making of a Credit Extension set forth in this Agreement, each Credit Extension shall be made upon Borrower’s irrevocable written notice delivered to Agent in the form of a Notice of Borrowing, each executed by a Responsible Officer of Borrower or his or her designee or without instructions if the Credit Extensions are necessary to meet Obligations which have become due. Agent may rely on any telephone notice given by a person whom Agent believes is a Responsible Officer or designee. Borrower will indemnify Lenders for any loss Lenders suffer due to such reliance by Agent. Such Notice of Borrowing must be received by Agent prior to 11:00 a.m. Eastern time, (i) at least three (3) Business Days prior to the requested Funding Date, in the case of LIBOR Credit Extensions, and (ii) at least one (1) Business Day prior to the requested Funding Date, in the case of Prime Rate Credit Extensions, specifying:
               (i) the amount of the Credit Extension, which, if a LIBOR Credit Extension is requested, shall be in an aggregate minimum principal amount of $1,000,000 or in any integral multiple of $1,000,000 in excess thereof;
               (ii) the requested Funding Date; and
               (iii) whether the Credit Extension is to be comprised of LIBOR Credit Extensions or Prime Rate Credit Extensions.
          (b) The proceeds of all such Credit Extensions will then be made available to Borrower on the Funding Date by Lenders by transfer to the Designated Deposit Account and, subsequently, by wire transfer to such other account as Borrower may instruct in the Notice of Borrowing. No Credit Extensions shall be deemed made to Borrower, and no interest shall accrue on any such Credit Extension, until the related funds have been deposited in the Designated Deposit Account.”
3.	The Loan Agreement shall be amended by deleting the following text, appearing in Section 3.5(d) thereof:
“Any LIBOR Credit Extensions shall, at Agent’s option, convert into Prime Rate Credit Extensions in the event that (i) an Event of Default or Default shall exist, or (ii) the aggregate principal amount of the Prime Rate Credit Extensions which have been previously converted to LIBOR Credit Extensions, or the aggregate principal amount of existing LIBOR Credit Extensions continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest Period exceed the Term Loan Amount.”
and inserting in lieu thereof the following:
“Any LIBOR Credit Extensions shall, at Agent’s option, convert into Prime Rate Credit Extensions in the event that (i) an Event of Default or Default shall exist, or (ii) the aggregate principal amount of the Prime Rate Credit Extensions which have been previously converted to LIBOR Credit Extensions, or the aggregate principal amount of existing LIBOR Credit Extensions continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest Period exceed (A) the Term Loan Amount with respect to Credit Extensions made pursuant to Section 2.1.1, or (B) the Revolving Line with respect to Credit Extensions made pursuant to Section 2.1.2.”

4.	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:
“      “Interest Period” means, as to any LIBOR Credit Extension, the period commencing on the date of such LIBOR Credit Extension, or on the conversion/continuation date on which the LIBOR Credit Extension is converted into or continued as a LIBOR Credit Extension, and ending on the date that is three (3) months thereafter, in each case as Borrower may elect in the applicable Notice of Borrowing or Notice of Conversion/Continuation; provided, however, that (a) no Interest Period with respect to any LIBOR Credit Extension shall end later than the Term Loan Maturity Date, (b) the last day of an Interest Period shall be determined in accordance with the practices of the LIBOR interbank market as from time to time in effect, (c) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of a LIBOR Credit Extension, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day, (d) any Interest Period pertaining to a LIBOR Credit Extension that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period, and (e) interest shall accrue from and include the first Business Day of an Interest Period but exclude the last Business Day of such Interest Period.”
“       “LIBOR Rate Margin” is three and one-half of one percent (3.50%).”
“      “Prime Rate” is SVB’s most recently announced “prime rate,” even if it is not SVB’s lowest rate.”
“      “Prime Rate Credit Extension” means a Credit Extension (other than an Advance) that bears interest based at the Prime Rate plus the Prime Rate Margin.”
“      “Prime Rate Margin” is three-quarters of one percent (0.75%).”
“      “Revolving Line Maturity Date” is June 17, 2010.”
     and inserting in lieu thereof the following:
“       “Interest Period” means, as to any LIBOR Credit Extension, the period commencing on the date of such LIBOR Credit Extension, or on the conversion/continuation date on which the LIBOR Credit Extension is converted into or continued as a LIBOR Credit Extension, and ending on the date that is three (3) months thereafter, in each case as Borrower may elect in the applicable Notice of Borrowing or Notice of Conversion/Continuation; provided, however. that (a) no Interest Period with respect to any LIBOR Credit Extension shall end later than the Term Loan Maturity Date with respect to Credit Extensions made pursuant to Section 2.1.1. or the Revolving Line Maturity Date with respect to Credit Extensions made pursuant to Section 2.1.2, (b) the last day of an Interest Period shall be determined in accordance with the practices of the LIBOR interbank market as from time to time in effect, (c) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of a LIBOR Credit

Extension, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day, (d) any Interest Period pertaining to a LIBOR Credit Extension that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period, and (e) interest shall accrue from and include the first Business Day of an Interest Period but exclude the last Business Day of such Interest Period.”
“     “LIBOR Rate Margin” is (a) with respect to Credit Extensions made pursuant to Section 2.1.1, three and one-quarter of one percent (3.25%), and (b) with respect to Credit Extensions made pursuant to Section 2.1.2, two and three-quarters of one percent (2.75%).”
“      “Prime Rate” is the “prime rate” announced from time to time in the Wall Street Journal print edition, even if it is not the lowest or best available rate.”
“      “Prime Rate Credit Extension” means a Credit Extension that bears interest based at the Prime Rate plus the Prime Rate Margin.”
“     “Prime Rate Margin” (a) with respect to Credit Extensions made pursuant to Section 2.1.1, one-half of one percent (0.50%), and (b) with respect to Credit Extensions made pursuant to Section 2.1.2, zero percent (0.00%).”
“      “Revolving Line Maturity Date” is June 16, 2011.”
5.	The Notice of Borrowing attached as Exhibit C to the Loan Agreement is hereby replaced in its entirety with the Notice of Borrowing attached as Schedule 1 hereto.

6.	The Notice of Conversion/Continuation attached as Exhibit D to the Loan Agreement is hereby replaced in its entirety with the Notice of Conversion/Continuation attached as Schedule 2 hereto.
4.	FEES.
     (a) 2010 SVB Fee. Borrower shall pay to SVB a modification and waiver fee in the amount set forth in the final sentence of this Section 4(a) (the “2010 SVB Fee”), which 2010 SVB Fee shall be deemed fully earned as of the date hereof and shall be due and payable pursuant to the terms of this Section 4(a). The 2010 SVB Fee shall be due and payable immediately upon the earlier to occur of (such date being the “2010 SVB Fee Due Date”): (i) when Borrower’s average daily balance in deposit accounts with SVB is less than Five Million Dollars ($5,000,000.00), which average daily balance shall be measured for each rolling two month period commencing with the period of April 1, 2010 through May 31, 2010 and ending with April 1, 2011 through May 31, 2011; (ii) upon the occurrence of an Event of Default; or (iii) upon the early termination of the Loan Agreement. The 2010 SVB Fee shall be an amount equal to Fifty Thousand Dollars ($50,000.00) multiplied by a fraction, the numerator of which is the number of calendar months from the 2010 SVB Fee Due Date and May 2011 (inclusive of both the month in which the 2010 SVB Fee Due Date occurs and May 2011) and the denominator of which is 12.
     (b) 2010 JPMorgan Fee. Borrower shall pay to JPMorgan a modification and waiver fee in the amount set forth in the final sentence of this Section 4(b) (the “2010 JPMorgan Fee”), which 2010 JPMorgan Fee shall be deemed fully earned as of the date hereof and shall be due and payable pursuant to the terms of this Section 4(b). The 2010 JPMorgan Fee shall be due and payable immediately upon the earlier to occur of (such date being the “2010 JPMorgan Fee Due Date”): (i) when Borrower’s average daily balance in deposit accounts with JPMorgan is less than Five Million Dollars ($5,000,000.00), which average daily balance shall be measured for each rolling two month period commencing with the period of April 1, 2010 through May 31, 2010 and ending with April 1, 2011 through May 31, 2011; (ii) upon the occurrence of an Event of Default; or (iii) upon the early termination of the Loan Agreement. The 2010 JPMorgan Fee shall be an amount equal to Fifty Thousand Dollars ($50,000.00) multiplied by a fraction, the numerator of which is the number of calendar months from the 2010 JPMorgan Fee Due Date and May 2011 (inclusive of both the month in which the 2010 JPMorgan Fee Due Date occurs and May 2011 ) and the denominator of which is 12.
     (c) Borrower shall reimburse Agent and Lenders for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.
5. ANNUAL AUDITED FINANCIAL STATEMENTS. Notwithstanding Section 6.2(a)(ii) of the Loan Agreement to the contrary, Borrower shall have until August 1, 2010 to deliver its annual audited financial statements and an unqualified opinion with respect to its fiscal year ended December 31, 2009.
6. RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of March 29, 2006, between Borrower and Lenders, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Lenders in the Perfection Certificate have not changed, as of the date hereof.
7. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.
8. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Agent, for the ratable benefit of the Lenders, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.
9. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower now has no offsets, defenses, claims, or counterclaims against Agent or Lenders with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Agent or Lenders, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Agent and Lenders from any liability thereunder.
10. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Agent and Lenders are relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Lenders’ agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate any Lender to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Lenders and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Agent in writing. No maker will be released by virtue of this Loan Modification Agreement.
11. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Lenders.

[The remainder of this page is intentionally left blank]

     This Loan Modification Agreement is executed as of the date first written above.

BORROWER:		LENDERS:

GAIN CAPITAL HOLDINGS, INC.		SILICON VALLEY BANK, as Agent and Lender

By:	/s/ Henry Lyons	By:	/s/ A. Bonnie Ryan
Name:	Henry Lyons	Name:	A. Bonnie Ryan
Title:	CFO	Title:	Vice President

JPMORGAN CHASE BANK, N.A., as Lender

		By:	/s/ Lawrence Normile
		Name:	Lawrence Normile
		Title:	Vice President
     The undersigned, GAIN HOLDINGS, LLC, ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Unconditional Guaranty dated as of March 29, 2006 (the “Guaranty”) and acknowledges, confirms and agrees that (i) the Guaranty shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith, and (ii) the Guaranty shall continue to pertain to all Obligations.

GAIN HOLDINGS, LLC

By:	/s/ Glenn Stevens
Name:	Glenn Stevens
Title:	CEO

Schedule 1
EXHIBIT C
FORM OF NOTICE OF BORROWING
GAIN CAPITAL HOLDINGS, INC.
Date:

To:	Silicon Valley Bank 3003 Tasman Drive Santa Clara, CA 95054 Attention: Corporate Services Department

Re:	Loan and Security Agreement dated as of March 29, 2006 (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”), by and among Gain Capital Holdings, Inc. (“Borrower”), Silicon Valley Bank (“SVB”), as agent (the “Agent”), and JPMorgan Chase Bank, N.A. (“JPMorgan”) (SVB and JPMorgan and collectively referred to as the “Lenders”)
Ladies and Gentlemen:
     The undersigned refers to the Loan Agreement, the terms defined therein and used herein as so defined, and hereby gives you notice irrevocably, pursuant to Section 3.4(a) of the Loan Agreement, of the borrowing of a Credit Extension.
     1. The Funding Date, which shall be a Business Day, of the requested borrowing is                     .
     2. The aggregate amount of the requested borrowing is $                    .
     3. The requested Credit Extension shall consist of $                     of Prime Rate Credit Extensions and $_____ of LIBOR Credit Extensions.
     4. The duration of the Interest Period for the LIBOR Credit Extensions included in the requested Credit Extension shall be three (3) months.
     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Credit Extension before and after giving effect thereto, and to the application of the proceeds therefrom, as applicable:
     (a) all representations and warranties of Borrower contained in the Loan Agreement are true, accurate and complete in all material respects as of the date hereof;
     (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed Credit Extension; and
     (c) the requested Credit Extension will not cause the aggregate principal amount of the outstanding Credit Extensions to exceed, as of the designated Funding Date, the Term Loan Amount or the Revolving Line, as applicable.

Borrower	GAIN CAPITAL HOLDINGS, INC.

By:

Name:

Title:

     For internal Agent use only

LIBOR Pricing Date	LIBOR	LIBOR Variance	Maturity Date

_____%

Schedule 2
EXHIBIT D
FORM OF NOTICE OF CONVERSION/CONTINUATION
GAIN CAPITAL HOLDINGS, INC.
Date:

To:	Silicon Valley Bank 3003 Tasman Drive Santa Clara, CA 95054 Attention:

Re:	Loan and Security Agreement dated as of March 29, 2006 (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”), by and among Gain Capital Holdings, Inc. (“Borrower”), Silicon Valley Bank (“SVB”), as agent (the “Agent”), and JPMorgan Chase Bank, N.A. (“JPMorgan”) (SVB and JPMorgan and collectively referred to as the “Lenders”)
Ladies and Gentlemen:
     The undersigned refers to the Loan Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 3.5 of the Loan Agreement, of the [conversion] [continuation] of the Credit Extensions specified herein, that:
     1. The date of the [conversion] [continuation] is                                         , 20____.
     2. The type of Credit Extensions to be converted or continued are                                          (Advances or Term Loan)
     3. The aggregate amount of the proposed Credit Extensions to be [converted] is $                     or [continued] is $                    .
     4. The Credit Extensions are to be [converted into] [continued as] [LIBOR] [Prime Rate] Credit Extensions.
     5. The duration of the Interest Period for the LIBOR Credit Extensions included in the [conversion] [continuation] shall be three (3) months.
     The undersigned, on behalf of Borrower, hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed [conversion] [continuation], before and after giving effect thereto and to the application of the proceeds therefrom:
     (a) all representations and warranties of Borrower stated in the Loan Agreement are true, accurate and complete in all material respects as of the date hereof: and
     (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation].
[Signature page follows.]

Borrower	GAIN CAPITAL HOLDINGS, INC.

By:

Name:

Title:

     For internal Agent use only

LIBOR Pricing Date	LIBOR	LIBOR Variance	Maturity Date

_____%